UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 15, 2003

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309GT

Ugland House, South Church Street

George Town, Grand Cayman

Cayman Islands

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (345) 949-8066

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 7.	Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit No.	Description
99.1	Earnings release, dated April 15, 2003, regarding the fiscal third quarter 2003 results of Seagate Technology.
99.2	Script of earnings call, held on April 15, 2003, regarding fiscal third quarter 2003 results of Seagate Technology.

Item 9.	Regulation FD Disclosure.

In accordance with the interim guidance set forth in Release Nos. 33-8216 and 34-47583 issued by the Securities and Exchange Commission on March 27, 2003, the following information (including the exhibits hereto) which is intended to be furnished under “Item 12. Results of Operations and Financial Condition,” is instead being furnished under “Item 9. Regulation FD Disclosure.” Such information (including the exhibits hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

On April 15, 2003, Seagate Technology issued an earnings release reporting its financial results for the fiscal quarter ended March 28, 2003. A copy of this earnings release is attached as Exhibit 99.1 hereto. Following the issuance of this earnings release, Seagate Technology hosted an earnings call in which its financial results for the fiscal quarter ended March 28, 2003 were discussed. The script for this earnings call is attached as Exhibit 99.2 hereto. On this earnings call, among other topics discussed by selected members of Seagate Technology’s management, reference was made to Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for the fiscal quarter ended March 28, 2003 and for the first nine months of fiscal year 2003.

EBITDA was referenced on the earnings call because Seagate Technology’s management believes that EBITDA is generally accepted as providing useful information regarding a company’s ability to service and incur debt. EBITDA should not be considered, however, in isolation or as a substitute for net income, cash flows or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) or as a measure of a company’s profitability or liquidity. Although EBITDA is frequently used as a measure of operating performance and ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Net Income is the closest financial measure prepared by Seagate Technology in accordance with GAAP in terms of comparability to EBITDA. Set forth below is a tabular presentation of the differences between Net Income and EBITDA:

	Three Months Ended March 28, 2003	Nine Months Ended March 28, 2003
	(in millions)

Net Income	$174	$481
Interest	7	24
Provision for income taxes	6	14
Depreciation	97	288
Amortization	16	39

EBITDA	$300	$846

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEAGATE TECHNOLOGY

By:	/s/ William L. Hudson

	Name:	William L. Hudson
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: April 16, 2003